UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Peoples Financial Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS GIVEN that, pursuant to a call of its Directors, the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) will be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 22, 2015, at 6:30 P. M., local time, for the purpose of considering and voting upon the following matters:

1.	Election of five (5) Directors to hold office for a term of one (l) year, or until their successors are elected and shall have qualified.

2.	Ratification of the appointment of Porter Keadle Moore, LLC, as the independent registered public accounting firm for the Company.

3.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Only those shareholders of record at the close of business on February 20, 2015, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 22, 2015

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, form of Proxy and 2014 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, the form of Proxy and the 2014 Annual Report to Shareholders are available at the following website address: https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.

By Order of the Board of Directors

Chevis C. Swetman
March 20, 2015	Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

I. General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Peoples Financial Corporation (the “Company”) of Proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 22, 2015, at 6:30 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Annual Meeting of Shareholders. The foregoing address is also the address of the principal executive offices of the Company. The notice of annual meeting, Proxy Statement, form of Proxy and 2014 Annual Report to Shareholders will be mailed to shareholders of record on or about March 20, 2015.

Shareholders of record of the Company’s Common Stock (the “Common Stock”), at the close of business on February 20, 2015 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 5,123,186 shares entitled to vote at the Annual Meeting. A majority of the outstanding shares constitutes a quorum. Except in the election of directors, each share of Common Stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting for shareholder approval. Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions, which include broker non-votes, are counted for purposes of determining a quorum, but are otherwise not counted.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his or her Proxy (l) by revoking it in person at the Annual Meeting, (2) by written notification to the Secretary of the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted “FOR” the nominees listed in Item 1 and “FOR” Items 2 and 3 described in the Notice of Annual Meeting of Shareholders. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (hereinafter referred to as the “Bank”) also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.

The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the person named in the accompanying Proxy or his substitute will vote the shares represented by such Proxies in accordance with the recommendations of the Board of Directors.

II. Management Proposals

Item 1: Election of Directors

The following nominees have been designated by the Nominating Committee and are proposed by the Board of Directors for election at the Annual Meeting. The shares represented by properly executed Proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares voted in favor of the nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

The persons who will be elected to the Board of Directors will be the five nominees receiving the largest number of votes.

A majority of the persons nominated are independent as defined in the NASDAQ listing standards. No family relationship exists between any director, executive officer or person nominated to become a director of the Company.

None of the persons nominated held directorship at any time during the past five years at any public company, with the exception of the Company, or registered investment company.

Drew Allen

Mr. Allen, age 63, has served as an independent director of the Company since 1996 and of the Bank since 1993. He earned his Bachelor of Science degree with an emphasis in Marketing from Mississippi State University. Mr. Allen is President of Allen Beverages, Inc., a beverage distributor headquartered in Gulfport, MS. He holds numerous leadership positions in professional, civic and charitable organizations on both a local and state level and has received regional and local recognition for his service. The Company believes that Mr. Allen’s qualifications to serve on the Board include his executive leadership and management experience.

Rex E. Kelly

Mr. Kelly, age 67, has served as an independent director of the Company since 2002 and of the Bank since 1996. Until his retirement in 2005, he was the Director of Corporate Communications of Mississippi Power Company, a subsidiary of The Southern Company, Gulfport, MS. Mr. Kelly earned his Bachelor of Science degree in American Studies from the University of Southern Mississippi and has held leadership positions in professional, civic and community organizations and has received national and regional recognition for outstanding leadership. He is currently a consultant in the area of strategic communications/corporate and public relations. The Company believes that Mr. Kelly’s qualifications to serve on the Board include his corporate strategy, communications and organizational acumen.

Dan Magruder

Mr. Magruder, age 67, has served as an independent director of the Company since 2000 and of the Bank since 1993 and has also served as Vice Chairman of the Company board since 2003. Mr. Magruder earned his Bachelor of Engineering degree from Vanderbilt University. During his service in the U.S. Navy, he attended the Navy Nuclear Power School, Nuclear Submarine Prototype School and Submarine School. Subsequently, Mr. Magruder assumed executive positions with several organizations before joining Rex Distributing Co., Inc., a beverage distributor headquartered in Gulfport, MS, as president in 1987. Mr. Magruder has provided leadership to a variety of professional, civic and charitable organizations. The Company believes that Mr. Magruder’s qualifications to serve on the Board include his executive leadership and management experience.

Jeffrey H. O’Keefe

Mr. O’Keefe, age 58, has served as an independent director of the Company since 2011 and of the Bank since 1986. Mr. O’Keefe earned his Bachelor of Science in Business Administration from the University of

Southern Mississippi. He has been with Bradford-O’Keefe Funeral Homes, Inc. since 1970 and has served as its President and Chief Executive Officer since 1983. During his career, he has held leadership positions with a number of professional, community and civic organizations. The Company believes that Mr. O’Keefe’s qualifications to serve on the Board include his executive leadership and management experience.

Chevis C. Swetman

Mr. Swetman, age 66, has served as a director of the Company since 1984 and of the Bank since 1975. He has served as Chairman of the Company since 1994. Mr. Swetman is President and Chief Executive Officer of the Company and the Bank and has been employed with the Bank since 1971. He earned a Bachelor of Science in Finance degree and a Master of Business Administration degree from the University of Southern Mississippi. In addition to his role with the Company, Mr. Swetman has been recognized numerous times for his leadership in professional, civic and community organizations. The Company believes that Mr. Swetman’s qualifications to serve on the Board include his 42 years of experience in banking, including serving as Chairman for 20 years.

Item 2: Appointment of Independent Registered Public Accounting Firm

Porter Keadle Moore, LLC, of Atlanta, Georgia, has served as the independent registered public accounting firm for the Company since 2006 and the Board of Directors has appointed the firm as auditors for the fiscal year ending December 31, 2015.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Porter Keadle Moore, LLC, will attend the Annual Meeting.

Although not required to do so, the Board of Directors has chosen to submit its appointment of Porter Keadle Moore, LLC, for ratification by the Company’s shareholders. It is the intention of the person named in the Proxy to vote such Proxy “FOR” the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter.

The Board of Directors unanimously recommends that shareholders vote “FOR” this appointment of Porter Keadle Moore, LLC.

III. Corporate Governance

General

The Company has a long-standing commitment to strong corporate governance practices. The practices provide an important framework within which our Board of Directors and Management can pursue the strategic objectives of the Company and ensure long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by the shareholders, and the membership of all board committees are composed entirely of independent directors. The Company’s Code of Conduct, which is posted on its website, www.thepeoples.com, applies to all directors, officers and employees.

Board Independence

Messrs. Allen, Kelly, Magruder and O’Keefe are independent as defined by NASDAQ listing standards.

Board Composition

The Company’s Nominating Committee Charter defines the criteria for selecting individuals to be nominated for election to the Board of Directors. It is the Company’s intention that all nominees, including those recommended by shareholders, be considered using this same criteria. Further, it is the Company’s intention that the minimum qualifications for nominees be those individuals who have an understanding of the Company’s role in the local economy and who have demonstrated integrity and good business judgment. The Committee is encouraged to consider geographic and demographic diversity among candidates with financial, regulatory and/or business experience, but not so as to compromise the goal of attracting the most qualified individual candidates.

Director Nomination

Since the Company was founded in 1984, there has never been a conflict or dispute regarding director nominations. Accordingly, the Company does not feel that it is necessary at this time to provide a process whereby nominations may be made directly to the Nominating Committee, and this committee does not have a policy for considering candidates recommended by shareholders. However, in accordance with the Company’s by-laws, shareholders may make nominations for election to the Board by delivering written nominations to the Company’s President not less than 14 days or not more than 50 days prior to the meeting when the election is to be held. If the Company does not give at least 21 days notice of the meeting, shareholders are allowed to make nominations by mailing or delivering same to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed. The Company welcomes nominations from its shareholders; however, nominations not made in accordance with the by-laws may be disregarded by the Chairman of the meeting. The Company has never received nominations from shareholders.

Shareholder nominations shall include 1) the name, age, business address and residence address of the nominee, 2) the principal occupation or employment of the nominee, 3) the number of shares of the Company’s common stock which are beneficially owned by the nominee, 4) written consent from the potential nominee, and 5) other information relating to the nominee that may be required under federal law and regulations governing such interests. The written notice shall also include the 1) name and address of the shareholder making the nomination, and 2) the number of shares of the Company’s common stock which are beneficially owned by the shareholder making the nomination.

Of the five directors recommended for election at the 2015 Annual Meeting, all nominees were elected as directors at our 2014 Annual Meeting.

Board Attendance

There were six meetings of the Board of Directors of the Company held during 2014. All directors attended 75% or more of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which they served. The Board of Directors, at its discretion, meets on a periodic basis in executive session with only non-employee directors in attendance.

The Company does not have a written policy that members of the Board of Directors attend the Annual Meeting of Shareholders, but they are encouraged to do so. Four of the directors of the Company were in attendance at the 2014 Annual Meeting.

Board Leadership

The Chairman leads the Board of Directors and oversees board meetings and the delivery of information necessary for the Board of Directors’ informed decision-making. The Chairman also serves as the principal liaison between the Board of Directors and our Management. The Board of Directors determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board of Directors believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction. The Vice-Chairman of the Board of Directors is designated as the lead independent director and calls and presides over executive sessions of the Board of Directors.

Board Committees

The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Company has an Audit Committee, which is currently composed of independent directors Drew Allen, Rex E. Kelly, Dan Magruder and Jeffrey H. O’Keefe. The Company’s Board of Directors has determined that Drew Allen is an audit committee financial expert as that term is defined in pertinent SEC regulations. The Board based its determination on the experience of Mr. Allen as the chief executive officer of his company. Mr. Magruder serves as chairman of the Audit Committee, which met five times during 2014. The Audit Committee may, from time to time, call upon certain advisors or consultants as it deems necessary. The Audit Committee acts pursuant to its Audit Committee Charter. The Audit Committee submits its report to the shareholders in Section X below. The Audit Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.

The Compensation Committee’s primary responsibility is to aid the Board of Directors in discharging its duties by recommending to the full Board the compensation of the Company’s Chief Executive Officer and other named executive officers of the Company. The Chief Executive Officer may attend meetings of the Compensation Committee to discuss executive performance and compensation. The Executive Vice President attends each meeting of the Compensation Committee and presents his insights and suggestions. The Executive Vice President and Chief Financial Officer each provide information and analysis to the Compensation Committee that is used in determining the named executive officers’ compensation. The Compensation Committee has been authorized by the Board of Directors to engage consultants, experts, and/or other advisors that are knowledgeable regarding compensation practices within the financial services industry. The hiring of such consultants is at the discretion of the Committee. The Compensation Committee did not engage consultants, experts or other advisors in establishing compensation for 2014. The Committee, composed of independent directors Drew Allen, Rex E. Kelly, Dan Magruder and Jeffrey H. O’Keefe, met three times during 2014 to review the executive officers’ performance and consider bonuses for the preceding year and salaries for the upcoming year. Mr. Allen serves as chairman of the Compensation Committee. The Compensation Committee submits its report to the shareholders in Section VI. The Compensation Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.

The Company has a Nominating Committee composed of independent directors Drew Allen, Rex E. Kelly, Dan Magruder and Jeffrey H. O’Keefe. Mr. Kelly serves as chairman of the Nominating Committee. The Nominating Committee acts pursuant to a charter which is available on the Company’s website at www.thepeoples.com. The Nominating Committee met two times during 2014 and 2015 to nominate individuals to stand for election as directors of the Company.

Board’s Role in Risk Management

Risk is an integral part of the deliberations of the Board of Directors and its committees throughout the year. The Audit Committee and the Board of Directors annually review the Company’s risk assessments, considering management’s plan for mitigating these risks. The Board receives monthly written reports relating to the Company’s risk management and meets at its discretion on a periodic basis with the Chief Risk Officer and other members of Management as well as the Auditor and compliance officers.

Shareholder Communication

The Company has implemented a shareholder communication process to facilitate communications between shareholders and the Board of Directors. Any shareholder of the Company who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual member of the Board, may contact Greg M. Batia, Vice President and Auditor, P. O. Box 1172, Biloxi, MS 39533-1172, or at his e-mail address: gbatia@thepeoples.com. Mr. Batia will compile and submit on a periodic basis all shareholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the independent directors as a group or an individual Board member.

IV. Voting Securities and Principal Holders Thereof

On February 20, 2015, the Company had outstanding 5,123,186 shares of its Common Stock, $1.00 par value, owned by approximately 471 shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Peoples Financial Corporation Employee	296,195	5.78%
Stock Ownership Plan (1)
P. O. Box 529
Biloxi, MS 39533

Thomas E. Quave (2) (3)	536,499	10.47%
P. O. Box 529
Biloxi, MS 39533

A. Tanner Swetman (2) (4)	865,944	16.90%
P. O. Box 529
Biloxi, MS 39533

Chevis C. Swetman (2) (5)	366,820	7.16%
P. O. Box 529
Biloxi, MS 39533

(1) Shares held by the Employee Stock Ownership Plan (“ESOP”) are allocated to the participants’ account. The participants retain voting rights and the trustee of the ESOP, The Asset Management and Trust Services Division of The Peoples Bank, Biloxi, Mississippi, has dispositive powers.

(2) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(3) Includes (i) shares allocated to Mr. Quave’s ESOP account; (ii) shares allocated to Mr. Quave’s 401(k) account; (iii) shares owned by Mr. Quave’s wife, of which Mr. Quave has neither voting rights nor dispositive powers; (iv) shares owned by Mr. Quave and his wife jointly, of which Mr. Quave shares voting rights and dispositive powers with his wife; (v) shares owned by Mr. Quave’s minor children, of which Mr. Quave has voting rights and dispositive powers and (vi) shares owned by trust accounts for which Mr. Quave’s wife is trustee and of which Mr. Quave has neither voting rights nor dispositive powers.

(4) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s minor children, of which Mr. Swetman has voting rights and dispositive powers; (v) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers; (vi) shares owned by the IRA account of Mr. Swetman’s wife, of which Mr. Swetman has neither voting rights nor dispositive powers and (vii) shares owned by a private company, in which Mr. Swetman has a 94% ownership interest, of which Mr. Swetman has both voting rights and dispositive powers.

(5) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers; and (v) shares owned by the IRA account of Mr. Swetman’s wife, of which Mr. Swetman has neither voting rights nor dispositive powers.

V. Ownership of Equity Securities by Directors and Executive Officers

The table below sets forth the beneficial ownership of the Company’s Common Stock as of February 20, 2015, by persons who are currently serving as directors, persons nominated for election at the Annual Meeting and all named executive officers. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and dispositive power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.

Beneficial Ownership of Equity Securities by Directors and Executive Officers (8)

	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Outstanding Shares of Common Stock
Drew Allen	5,440
A. Wes Fulmer	10,804	(1) (2)
Rex E. Kelly	2,036
Dan Magruder	6,981	(3)
Jeffrey H. O’Keefe	33,242	(4)
Chevis C. Swetman	366,820	(1) (5)	7.16%
J. Patrick Wild	5,327	(1) (6)
Lauri A. Wood	7,093	(1) (7)
All directors and executive officers of the Company	453,356		8.85%

(1) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(2) Includes shares allocated to Mr. Fulmer’s ESOP account and shares allocated to Mr. Fulmer’s 401(k) account.

(3) Includes shares owned by a limited liability company of which Mr. Magruder and his wife are the only members and share voting rights and dispositive powers.

(4) Includes shares held by Mr. O’Keefe’s minor children of which Mr. O’Keefe is the custodian and has voting rights and dispositive powers.

(5) See Note (5) at Section IV.

(6) Includes shares allocated to Mr. Wild’s ESOP account.

(7) Includes shares allocated to Miss Wood’s ESOP account.

(8) Thomas J. Sliman retired on December 31, 2014. He was a named executive officer as of December 31, 2014 and was included in the disclosure in Section VI, but is not included in the beneficial ownership information disclosed in this section, which is as of February 20, 2015.

VI. Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

The Compensation Committee determines the salaries, bonuses and all other compensation of the named executive officers identified in the Summary Compensation Table on page 16 of this Proxy Statement, including the Chief Executive Officer. The Committee is also charged with ensuring that policies and practices are in place to facilitate the development of the Company’s management talent, ensure management succession and enhance the Company’s corporate governance and social responsibility.

A. Guiding Philosophy and Objectives:

The Compensation Committee’s guiding philosophy is to attract and retain highly qualified executives, to motivate them to maximize long-term shareholder value while balancing both short-term and long-term objectives, and to pay for performance. The following objectives serve as guiding principles for all compensation decisions:

•	Provide reasonable levels of total compensation that will enable the Company to attract, retain, and motivate high caliber executives who are capable of optimizing and maintaining the Company’s performance for the benefit of its shareholders.

•	Maintain executive compensation that is fair and consistent with the Company’s size and the compensation practices of the financial services industry.

•	Provide compensation plans that align with the objective of maintaining the ideals of a community bank offering the highest quality products and services to its customers.

•	Align performance bonus opportunities with long-term shareholder interests by making the payment of performance bonuses dependent on the Company’s performance with respect to Return on Assets (“ROA”).

•	Provide an incentive for personal performance by allocation of discretionary additional bonus opportunities dependent on the executive’s individual performance.

B. Responsibility of the Compensation Committee:

The primary responsibility of the Compensation Committee is to aid the Board in discharging its duties by recommending to the full Board the compensation of the Company’s Chief Executive Officer and other named executive officers of the Company.

C. Role of Executive Officers:

The Chief Executive Officer may attend the meetings of the Compensation Committee to discuss executive performance and compensation. The Executive Vice President attends each meeting of the Compensation Committee and presents his insights and suggestions. The Executive Vice President and Chief Financial Officer each provide information and analysis to the Compensation Committee that is used in determining the named executive officers’ compensation.

D. Consultants, Experts and/or Other Advisors:

The Compensation Committee has been authorized by the Board of Directors to engage consultants, experts, and/or other advisors that are knowledgeable regarding compensation practices within the financial services industry. The hiring of such consultants is at the discretion of the Committee. The Committee did not engage consultants, experts or other advisors in establishing compensation for 2014.

E. Factors used to Determine Compensation:

The Committee’s considerations consist of, but are not limited to, analysis of the following factors: financial performance of the Company, including ROA, return on equity, and management of assets, liabilities, capital, and risk. Additionally, the Compensation Committee uses annual compensation surveys to compare the compensation of positions in similar financial institutions of comparable asset size. Specifically, the Bank Administration Institute (“BAI”) Bank Cash Compensation Survey, which includes compensation data obtained from banks with assets between $500 million and $1 billion in a region that includes Alabama, Arkansas, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota and Tennessee and the Mississippi Bankers Association (“MBA”) Salary Survey, which includes compensation data obtained from banks in Mississippi with assets between $500 million and $1 billion, are used as reference material in evaluating the compensation of the named executive officers; however, the Company does not benchmark compensation to any specific company or companies. The Company does not have access to the identity of the specific companies included in these surveys.

In determining total compensation, the Committee also considers the performance of the individual named executive officers in areas such as: the scope of responsibility of the executive; leadership within the Company, the community, and the financial services industry; achievement of work goals; and whether the Company, under the executive’s leadership, has been a good corporate citizen while enhancing shareholder value.

All of these factors are considered in the context of the complexity and the difficulty of managing business risks in the prevailing economic conditions and regulatory environment. The analysis is conducted with respect to each of the executive officers, including the Chief Executive Officer.

F. Compensation Components:

The named executive officers’ total compensation package includes several components. The Company rewards current performance and achievement of short-term goals primarily through salaries and bonuses. Other deferred compensation elements, including the Executive Supplemental Income Plan and Deferred Compensation Plan, are designed to meet long-term objectives including retaining high-performing executives and to plan for management succession as well as to reward loyalty.

Salaries

Salaries are the foundation of each named executive officer’s total compensation package and are normally the largest single component. Salary is the only guaranteed cash payment a named executive officer receives. The Company’s goal is to provide an assured level of cash compensation in the form of salary to attract and retain high caliber executives. Job specific knowledge and experience as well as leadership ability are recognized with salary.

In establishing the salary of the Chief Executive Officer for 2014, the Committee primarily considered Mr. Swetman’s performance and the performance of the Company during 2013 and the compensation levels of chief executive officers of comparable financial institutions. In considering the performance of the Company, the Committee considered the Company’s ROA and asset growth, but utilized no objective criteria. The Committee utilized asset size peer group compensation data as provided by the MBA and the BAI.

For other named executive officers, the Committee’s recommendation concerning salaries was based upon the compensation levels of executive officers of comparable financial institutions, the performance of the Company during 2013 and the individual performance of these named executive officers. The performance of the Company for purposes of establishing salaries was evaluated based on ROA. Individual performance was measured using criteria such as level of job responsibility, achievement of work goals and management skills. The Committee also considered asset size peer group compensation data as provided by the MBA and BAI for executive officers with similar duties and responsibilities.

Bonuses

The Compensation Committee awards performance bonuses based upon pre-determined performance objectives in accordance with The Peoples Bank Bonus Plan (“The Bonus Plan”). Performance bonuses are generally the other cash component paid to named executive officers on an annual basis and may be determined by The Bonus Plan. The Chief Executive Officer and all other named executive officers are eligible to receive a bonus which is based on the financial performance of the Company. The specific formula and pre-determined goals under The Bonus Plan were established by the Compensation Committee using the Company’s ROA. The performance bonus calculation, which is approved by the Compensation Committee, allows the executive officer to earn up to a maximum percentage of their salary on established ROA targets. The targets and bonus calculations as a percentage of salary and targets are:

	Base	Base + 1	Base + 2	Base + 3	Maximum
ROA Target	.670%	.800%	.925%	1.050%	1.175%
Chief Executive Officer	15.000%	18.750%	22.500%	26.250%	30.000%
Executive Vice-President	12.500%	15.630%	18.750%	21.880%	25.000%
All Other Named Executive Officers	10.000%	12.500%	15.000%	17.500%	20.000%

The Compensation Committee may, at its discretion, also recommend to the Board that the executive officers receive an additional bonus which is determined on a subjective basis. If this additional discretionary bonus is recommended, the Committee documents its actions in the minutes of their committee meetings. No performance based or discretionary bonuses were awarded to executive officers for 2014 due to the performance of the Company.

Executive Supplemental Income Plan

The Company maintains an Executive Supplemental Income Plan (“ESI”) which provides executives with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. Executives of the Company and the Bank are selected to participate in the plan at the discretion of the Board of Directors. All named executive officers of the Company have been selected to participate in the plan. ESI benefits are based upon position and salary of the named executive officer at retirement, disability or death. Normal retirement benefits under the plan are equal to 67% of salary for the Chief Executive Officer, 58% of salary for the Executive Vice-President and 50% of salary for the other named executive officers at the time of normal retirement, and are payable monthly over a period of 15 years. The ESI is administered by Banc Consulting Partners, who also provide guidance to the Company relating to the valuation method and assumptions.

The ESI was established in 1988, at which time Messrs. Sliman and Swetman became participants. Miss Wood, Mr. Fulmer and Mr. Wild became participants after their date of hire at the discretion of the Board.

Benefits are also available in the event of death, disability or early retirement. Under early retirement provisions, if separation from service occurs on or after the early retirement date and prior to the normal retirement date, the Company will pay the named executive officer a reduced benefit. The annual benefit set forth for normal retirement will be reduced by one-half percent (0.5%) for each month or partial month between separation from service and the normal retirement date. The benefit will be paid monthly over a period of 15 years. Benefits will commence on the last day of the month following the named executive officer’s separation from service. The early retirement date means the date the named executive officer attains at least age 55, has at least 15 years of employment at the Company, and has participated in this plan for a minimum of five years. The normal retirement date means the date the named executive officer attains age 65.

If separation from service occurs prior to the early retirement date or prior to the normal retirement date, the Company will pay the named executive officer his or her executive benefit accrual balance as of his or her separation from service. The benefit will be paid in a single lump-sum within 60 days of separation from service. As of December 31, 2014, Miss Wood, Mr. Fulmer and Mr. Wild are the only named executive officers eligible to receive this benefit.

If a named executive officer becomes disabled prior to the normal retirement date, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date and the benefits will be paid monthly over a period of 15 years.

If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the ESI. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.

Upon a change of control prior to separation from service, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date, or, for named executive officers who have already attained their normal retirement date, their separation from service, and the benefits will be paid monthly over a period of 15 years.

Each named executive officers’ agreement under the ESI may be terminated by the Company. In the event the named executive officer’s agreement under the ESI is terminated, the Company will pay the named executive officer his or her executive accrual balance as of the termination of the agreement, or, if a change of control has occurred, the normal retirement benefit. The benefit will begin on the first date allowable under the ESI and the benefit will be paid over a period of 15 years, or, in some special circumstances, paid in one lump sum.

If any amount is required to be included in the income of a named executive officer due to a failure of his or her ESI agreement to meet the requirements of Section 409A of the Internal Revenue Code, the named executive officer may petition the plan administrator for a distribution of that portion of his or her executive benefit accrual that is required to be included in the named executive officer’s income. Upon the grant of such a petition, which will not be unreasonably withheld, the Company will distribute to the named executive officer an amount equal to the portion of the executive benefit accrual required to be included in his or her income, which amount cannot exceed the named executive officer’s unpaid executive benefit accrual. Any distribution will affect and reduce the named executive officer’s benefits to be paid under his or her ESI agreement.

The benefits will be paid out of the general assets of the Company. The Company has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for those executives of the Bank holding the title of vice-president, senior vice-president or executive vice president and approved for participation in the plan by the Board of Directors. Except for the Chief Executive Officer, all named executive officers participated in the plan in 2014. The plan provides each named executive officer a fixed benefit upon his or her early retirement, normal retirement or disability, or a death benefit to a named beneficiary in the event of the named executive officer’s death. The benefit under the plan is $100,000, payable monthly over a 15 year period, upon the named executive officer’s early retirement, normal retirement or disability and, in the event of a named executive officer’s death, the benefits will be paid to his or her beneficiary. Should the named executive officer separate from service prior to his or her early retirement, normal retirement, disability or death, he or she forfeits all benefits under the plan. In addition, if within three years following his or her separation from service, a named executive officer becomes engaged in the banking business within a certain geographic area around the Company, the named executive officer will forfeit all benefits under the plan.

The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

The Deferred Compensation Plan was established in 1992, at which time Miss Wood and Mr. Sliman became participants. Mr. Fulmer and Mr. Wild became participants upon promotion to Vice President of the Bank.

If separation from service occurs prior to a named executive officer’s normal retirement date, the named executive officer will be entitled to full benefits provided he or she has met the early retirement eligibility. The early retirement date means the first day of any month coincident with or following the month in which the named executive officer attains at least age 55 and has at least 10 years of employment at the Company. The normal retirement date means the date the named executive officer attains age 65. As of December 31, 2014, Mr. Sliman is the only named executive officer eligible to receive benefits under the Deferred Compensation Plan.

If a named executive officer becomes disabled, he or she is entitled to full benefits under the Deferred Compensation Plan.

If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the Deferred Compensation Plan. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.

In the event of a change of control, unless the Deferred Compensation Plan is terminated by the transferee, purchaser or successor entity within 120 days of the change of control, no named executive officer will be entitled to a distribution under this plan as a result of the change in control. If the Deferred Compensation Plan is terminated within 120 days of a change of control, then each named executive officer will become immediately eligible to receive the present value of his or her benefits under this plan. In addition, in the event the Deferred Compensation Plan is continued but a named executive officer is involuntarily terminated within 180 days of a change of control, the terminated named executive officer will be eligible to receive his or her benefits under this plan. Such benefits will be calculated by taking the present value of the benefits provided and such benefits will be paid in a lump sum within 180 days of the change in control.

Split-Dollar Agreement

The Company owns endorsement split-dollar policies, of which the Bank is the owner and beneficiary, which provide a guaranteed death benefit of $150,000 to the Chief Executive Officer’s beneficiaries.

Employee Stock Ownership Plan

The Company maintains an Employee Stock Ownership Plan covering all eligible employees of the Company. The Board determines the total contribution to the Plan, which is allocated to all participants based on their compensation.

401(k) Plan

The Company maintains a 401(k) Plan in which eligible employees of the Company may choose to participate. The Board determines the formula for the matching contribution to the Plan, which is currently 75% of the employee’s contribution (up to 6% of compensation).

G. Accounting and Tax Treatment:

While the Compensation Committee considers the accounting and tax implications in the design of the compensation program, these have not had a significant impact in their decision-making process.

H. Risk Management:

Performance and discretionary bonuses for the Company’s executive officers and incentives for the bank subsidiary’s lenders and trust officers are the only components of the Company’s overall compensation strategy that have any potential for incenting risk. However, these incentives are carefully monitored and evaluated by the Company’s Compensation Committee and this committee believes that these bonuses and incentives do not reward taking excessive short-term risk to generate individual executive gains while raising the Company’s risk profile. Accordingly, the Company does not believe that any risks arising from its compensation practices or policies are reasonably likely to have a material adverse effect on the Company.

I. Shareholder Approval of Compensation of Named Executive Officers:

At our 2013 annual meeting of shareholders, the Company held its first advisory (non-binding) vote on the compensation of the named executive officers and its first advisory (non-binding) vote on the frequency of obtaining such approval from our shareholders. A majority of our shareholders voted in favor of the resolution approving the 2012 compensation of the named executive officers and the resolution on the frequency for such votes to take place every three years. The Compensation Committee considered these shareholders’ votes in determining the 2014 compensation of the named executive officers and in determining the frequency of obtaining advisory (non-binding) votes in the future. Shareholders will next vote on the compensation of the named executive officers at the 2016 annual meeting of shareholders.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

This report is presented by the Compensation Committee, consisting of the following persons:

Drew Allen, Chairman	Rex E. Kelly	Dan Magruder	Jeffrey H. O’Keefe

Compensation Committee Interlocks and Insider Participation in Compensation

During 2014, no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Compensation Committee or board of directors of the Company.

There are no employment contracts with the executive officers.

Summary Compensation Table

The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the named executive officers for 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Change in Pension Value and Nonqualified Compensation Earnings (1)	All Other Compensation (2)	Total
Chevis C. Swetman President and Chief Executive Officer	2014	$273,654	$	$69,062	$11,700	$354,416
	2013	270,000		70,207	11,811	352,018
	2012	270,000		192,902	11,250	474,152

Lauri A. Wood Chief Financial Officer	2014	134,385		47,623	6,398	188,406
	2013	130,000		47,671	6,382	184,053
	2012	130,000		38,953	6,211	175,164

A. Wes Fulmer Executive Vice-President	2014	165,308		73,889	7,439	246,636
	2013	158,000		70,664	7,318	235,982
	2012	158,000		59,524	7,118	224,642

Thomas J. Sliman First Vice-President	2014	124,025		1,895	5,581	131,501
	2013	121,000		24,089	5,604	150,693
	2012	121,000		16,043	5,447	142,490

J. Patrick Wild Vice-President and Secretary	2014	120,231		48,471	5,410	174,112
	2013	110,000		41,692	5,101	156,793
	2012	110,000		36,666	4,950	151,616

(1) Change in Pension and Nonqualified Compensation Earnings for each year equals the sum of the Registrant’s Contributions and Aggregate Earnings from the Nonqualified Deferred Compensation Table on page 18.

(2) Includes contributions and allocations pursuant to Employee Stock Ownership Plan and 401(k) Plan.

Grant of Plan-Based Awards Table

A Grant of Plan-Based Awards Table is not presented as the Company did not have non-equity incentive plan awards in 2014 and the Company does not have an equity incentive plan.

Pension Benefits Table

The Pension Benefits Table below presents information on the Executive Supplemental Income Plan, Deferred Compensation Plan and Split Dollar Agreement, as of December 31, 2014, for the named executive officers.

Name and Principal Position	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit
Chevis C. Swetman	Executive Supplemental Income Plan	26	$2,018,166
President and Chief Executive Officer	Split Dollar Agreement	12	32,507

Lauri A. Wood	Executive Supplemental Income Plan	22	339,257
Chief Financial Officer	Deferred Compensation Plan	20	27,170

A. Wes Fulmer	Executive Supplemental Income Plan	19	509,950
Executive Vice-President	Deferred Compensation Plan	18	30,927

Thomas J. Sliman	Executive Supplemental Income Plan	26	659,046
First Vice-President	Deferred Compensation Plan	20	73,308

J. Patrick Wild	Executive Supplemental Income Plan	7	218,009
Vice-President and Secretary	Deferred Compensation Plan	13	21,859

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation Table below reflects activity during 2014 for each of the named executive officers.

Name and Principal Position	Registrant’s Contributions for the Year (4)	Aggregate Earnings for the Year	Aggregate Balance at December 31, 2014
Chevis C. Swetman	$(21,861)	$89,166	$2,018,166	(1)
President and Chief Executive Officer		1,757	32,507	(3)

Lauri A. Wood	31,058	14,157	339,257	(1)
Chief Financial Officer	2,408		27,170	(2)

A. Wes Fulmer	49,795	21,205	509,950	(1)
Executive Vice-President	2,889		30,927	(2)

Thomas J. Sliman	(27,716)	29,611	659,046	(1)
First Vice-President			73,308	(2)

J. Patrick Wild	37,238	8,683	218,009	(1)
Vice-President and Secretary	2,550		21,859	(2)

(1) Executive Supplemental Income Plan

(2) Deferred Compensation Plan

(3) Split Dollar Agreement

(4) The sum of the Registrant Contributions and the Aggregate Earnings equals the Change in Pension Value and Nonqualified Compensation Earnings in the Summary Compensation Table on Page 16.

Estimated Payments from the Executive Supplemental Income Plan

The table below indicates the amount of compensation payable to each named executive officer under the Executive Supplemental Income Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2014 and present total amounts for each scenario.

Termination Event		Early Termination		Early Retirement		Disability		Change in Control		Pre-Retirement Death Benefit

Method of Payment (2)		Lump Sum Benefit Amount Payable at Separation From Service		Annual Benefit Amount Payable At Separation from Service		Annual Benefit Amount Payable at Normal Retirement Age		Annual Benefit Amount Payable at Normal Retirement Age		Annual Benefit

Name and Principal Position	Benefit Level (1)	Vesting	Based On Accrual	Vesting	Based On Benefit	Vesting	Based On Benefit	Vesting	Based On Benefit	Based On Benefit
Chevis C. Swetman	$184,250					100%	$184,250	100%	$184,250	$184,250
President & Chief Executive Officer

Lauri A. Wood	68,000	100%	339,257			100%	68,000	100%	68,000	68,000
Chief Financial Officer

A. Wes Fulmer	97,440	100%	509,950			100%	97,440	100%	97,440	97,440
Executive Vice-President

Thomas J. Sliman	60,500					100%	60,500	100%	60,500	60,500
First Vice-President

J. Patrick Wild	62,000	100%	218,009			100%	62,000	100%	62,000	62,000
Vice-President and Secretary

(1) Based on 67%, 58% or 50% of current compensation for the Chief Executive Officer, Executive Vice-President and other named executive officers, respectively.

(2) The annual benefit amount will be distributed in 12 equal monthly installments for 15 years to a total of 180 monthly payments.

Estimated Payments from the Deferred Compensation Plan

The table below indicates the amount of compensation payable to each named executive officer under the Deferred Compensation Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2014 and present total amounts for each scenario.

Termination Event		Early Termination		Early Retirement		Disability		Change in Control		Pre-Retirement Death Benefit

Method of Payment (2)				Total Benefit Amount Payable at Separation from Service		Total Benefit Amount Payable at Normal Retirement Age		Lump Sum Benefit Amount Payable at Separation From Service		Total Benefit

	Benefit Level (1)	Vesting	Based On Accrual	Vesting	Based On Benefit	Vesting	Based On Benefit	Vesting	Based On Accrual	Based On Benefit
Lauri A. Wood	$100,000		$		$	100%	$100,000	100%	$27,170	$100,000
Chief Financial Officer

A. Wes Fulmer	100,000					100%	100,000	100%	30,927	100,000
Executive Vice-President

Thomas J. Sliman	100,000					100%	100,000	100%	73,308	100,000
First Vice-President

J. Patrick Wild	100,000					100%	100,000	100%	21,859	100,000
Vice-President and Secretary

(1) The benefit is the total benefit.

(2) The total benefit will be distributed in 12 equal monthly installments for a total of 180 monthly payments.

Directors’ Compensation

During 2014, directors who are employees of the Bank did not receive any compensation for serving on the Board of the Bank or the Company or on any Board committee. All non-employee directors received an annual retainer of $3,500. Non-employee directors additionally receive $500 per board meeting attended and $300 per committee meeting attended. The chairman of the audit committee received $500 per audit committee meeting attended. The chairman of all other committees received $400 per committee meeting attended.

The Company offers a Directors’ Deferred Income Plan whereby directors of the Company and the Bank are given an opportunity to defer receipt of their annual director’s fees. For those who choose to participate, benefits are payable monthly for 10 years beginning on the first day of the month following the later of the director’s normal retirement age or separation from service. Normal retirement age is 65. The amount of the benefit will vary depending on the fees the director has deferred and the length of time the fees have been deferred. Interest on deferred fees accrues at an annual rate of 10%, compounded annually. After payments have commenced, interest accrues at an annual rate of 7.50%, compounded monthly. In the event of the director’s death, benefits are payable to the director’s named beneficiary. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

The Company also offers an Outside Directors’ Supplemental Income Plan to provide a benefit to its non-employee directors. The benefit is based upon the age of the Outside Director upon his appointment to the board. Directors Drew Allen and Dan Magruder are entitled to receive $5,000 annually for 10 years, Director Rex E. Kelly is entitled to receive $4,000 annually for 10 years and Director Jeffrey H. O’Keefe is entitled to receive $6,000 annually for 10 years. The benefit is payable upon the later of the Outside Director’s attainment of age sixty-five or cessation of service as a director. An Outside Director must serve as an Outside Director until the earlier of his death or 10 consecutive years as an Outside Director to be entitled to any benefit. In the event of the death of the Outside Director, their beneficiary shall receive a death benefit totaling the remainder of benefits due the Outside Director. The death benefit will be paid in a single lump sum within 90 days following the Outside Director’s death. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

Director Compensation Table

The Director Compensation Table below presents information on fees earned or paid to directors in 2014.

Name	Fees Earned or Paid In Cash	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total
Drew Allen	$13,700	$31,489	$45,189
Rex E. Kelly	14,800	23,129	37,929
Dan Magruder	17,900	14,396	32,296
Jeffrey H. O’Keefe	19,600	1,569	21,169
Chevis C. Swetman (1)		(58,892)	(58,892)

(1) In prior years, Mr. Swetman had received fees for serving on the Board of Directors and had deferred such fees under the Directors’ Deferred Income Plan.

VII. Transactions with Related Parties

In the ordinary course of business, the Company, through its bank subsidiary, extends loans to certain officers and directors and their personal business interests at, in the opinion of Management, the same terms including interest rates and collateral, as those prevailing at the same time for comparable loans of similar credit risk with persons not related to the Company or its subsidiaries. These loans, which are subject to approval by the Company’s Board of Directors, do not involve more than normal risk of collectability and do not include other unfavorable features. Other than these transactions, there were no material transactions with any such persons during the year ended December 31, 2014.

VIII. Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers of the Company and holders of more than 10 percent of the Company’s outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that during 2014 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements.

IX. Executive Officers

The following sets forth certain information with respect to the executive officers of the Company who are not also directors as of December 31, 2014:

Name (Age)	Position

A. Wes Fulmer (55)	Executive Vice-President, Peoples Financial Corporation,since 2006; Vice-President and Secretary, Peoples Financial Corporation, 1997 - 2006; Director, The Peoples Bank since 2011; Executive Vice-President, The Peoples Bank, since 2006; Senior Vice-President, The Peoples Bank, 1997 - 2006

Thomas J. Sliman (78)	First Vice-President, Peoples Financial Corporation, 2000 - 2014; Second Vice-President, Peoples Financial Corporation, 1985 - 1999; Senior Vice-President, The Peoples Bank, since 1988

Lauri A. Wood (53)	Chief Financial Officer and Controller, Peoples Financial Corporation, since 1994; Senior Vice-President/Cashier, The Peoples Bank, since 1996

Ann F. Guice (67)	First Vice-President, Peoples Financial Corporation, since 2015; Second Vice-President, Peoples Financial Corporation, 2013 - 2015; Vice-President and Secretary, Peoples Financial Corporation, 2006 - 2012; Senior Vice-President, The Peoples Bank, since 2006

J. Patrick Wild (52)	Second Vice-President, Peoples Financial Corporation, since 2015; Vice-President and Secretary, Peoples Financial Corporation, 2013 - 2015; Vice-President, Peoples Financial Corporation, 2009 - 2012; Senior Vice-President, The Peoples Bank, since 2008

Evelyn R. Herrington (60)	Vice-President and Secretary, Peoples Financial Corporation, since 2015; Vice-President, Peoples Financial Corporation, since 2011; Senior Vice-President, The Peoples Bank, since 2011

John J. Theiler (50)	Vice-President, Peoples Financial Corporation, since 2015; Senior Vice-President, The Peoples Bank, since 2014

Mr. Sliman retired on December 31, 2014. Mr. Theiler was appointed an executive officer of the Company on January 28, 2015.

X. Audit Committee Report

The Board of Directors has established an Audit Committee, whose responsibilities are set forth in the Audit Committee Charter. All members of the Audit Committee are deemed to be independent, as such term is defined by NASDAQ. The Audit Committee oversees the operation of the Company’s Audit Department. The Audit Committee also periodically meets with the independent public accountants for the Company and its subsidiaries, and makes recommendations to the Board of Directors concerning any matters related to the independent public accountants.

The Audit Committee has reviewed and discussed the audited financial statements with Management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with the independent auditors the auditors’ independence, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence.

The Audit Committee has discussed with Management and the independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required for certain periodic filings by the Company with the SEC. The Board of Directors maintains an Audit Committee Charter, which meets the requirements of the Sarbanes-Oxley Act of 2002, and rules promulgated by the SEC.

Based upon the reviews and discussions with Management and the independent auditors as referenced above, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

This report is presented by the Audit Committee, consisting of the following persons:

Dan Magruder, Chairman	Drew Allen	Rex E. Kelly	Jeffrey H. O’Keefe

XI. Independent Accountants’ Fees

The Company’s Audit and Non-Audit Service Pre-Approval Policy stipulates that all services provided by the independent accountants are subject to specific pre-approval by the Audit Committee. During 2014, the Company was in compliance with this Policy.

The following table sets forth the aggregate fees billed by Porter Keadle Moore, LLC, for the years ended December 31, 2014 and 2013 for professional services rendered for: Audit Fees, Audit-Related Fees and Tax Fees. Audit Fees includes aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC, for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2014 and 2013, including review of the annual report on Form 10-K and reviews of quarterly consolidated financial statements included in periodic reports filed with the SEC during 2014 and 2013, including out of pocket expenses. Audit-Related Fees include fees billed for professional services rendered by Porter Keadle Moore, LLC, during the years ended December 31, 2014 and 2013, which relate to the audit of the Company’s ESOP and 401(k) plans for the years ended December 31, 2013 and 2012. Tax Fees include the aggregate fees billed for tax services rendered by Porter Keadle Moore, LLC, during the years ended December 31, 2014 and 2013. These services consisted of tax compliance and tax consultation services. There were no other fees paid to Porter Keadle Moore, LLC, during 2014 and 2013.

	Audit Fees	Audit- Related Fees	Tax Fees	Total Fees
2014	$216,443	$20,000	$34,482	$270,925
2013	204,894	20,000	40,422	265,316

XII. Proposals of Shareholders

In order for a shareholder proposal to be included in a Proxy Statement and form of Proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the date the previous year’s Proxy Statement and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 19, 2015 in order to be included in the Proxy Statement and form of Proxy for the 2016 annual meeting.

In accordance with the Company’s by-laws, shareholders may make proposals for consideration at the annual meeting by delivering their written proposal to the Company’s President not less than 14 days or more than 50 days prior to the 2015 annual meeting. If the Company does not give at least 21 days notice of the meeting, shareholders are allowed to make proposals by mailing or delivering their proposal to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed.

BY ORDER OF THE BOARD OF DIRECTORS

Chevis C. Swetman
Chairman

PEOPLES FINANCIAL CORPORATION

PROXY FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

April 22, 2015

The undersigned hereby appoint Chevis C. Swetman, the true and lawful attorney-in-fact for the undersigned, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) to be held at The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, at 6:30 P.M., local time, on April 22, 2015, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

Item 1.	Election of the following five persons as directors.

(INSTRUCTIONS: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

Drew Allen	Rex E. Kelly	Dan Magruder
Jeffrey H. O’Keefe	Chevis C. Swetman

For all nominees except as indicated	Against all nominees

Item 2.	Ratification of the appointment of Porter Keadle Moore, LLC, as the independent registered public accounting firm for the Company.

For	Against	Abstain

Item 3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

For	Against	Abstain

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 3 ABOVE, THE PROXY INTENDS TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation or other entity, please sign in entity’s name by authorized person.

You may also access the proxy materials and vote your proxy online by using your 12 digit control number found below at https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp.

Signature

Signature

Date # of shares